Performance Information Schedule

                                  Total Return


Date of         Net          Cap.       Shares                 Returns
Distribution    Income      Gains.     Reinveste    NAV  Inception     1 Year

                     Harding, Loevner Funds, Inc.
                   International Equity Portfolio

5/11/94                                             10.00   1,000.00
12/31/94         0.03158     0.01167      0.445      9.71     975.32
4/25/95          0.01500     0.00000      0.152     10.32   1,038.16
6/30/95          0.00000     0.00000      0.000     10.32   1,038.16
7/25/95          0.05500     0.00000      0.529     10.46   1,057.78
10/23/95         0.01880     0.00000      0.183     10.41   1,054.63
12/29/95         0.01166     0.00000      0.110     10.77   1,092.28
3/31/96          0.00000     0.00000      0.000     11.43   1,159.22   1,000.00
8/16/96          0.02189     0.00000      0.191     11.63   1,181.72   1,019.42
10/31/96         0.08949     0.10499      1.696     11.65   1,203.51   1,038.21
12/31/96         0.00254     0.00000      0.022     12.20   1,260.60   1,087.46
3/31/97          0.00000     0.00000          0     11.85   1,224.44   1,056.26

                     Performance Information Schedule

                              Total Return


Date of        Net         Cap.       Shares                     Returns
Distribution   Income      Gains.     Reinvested     NAV   Inception    1 Year

                          Harding Loevner Funds
                         Global Equity Portfolio

12/1/96                                            17.58    1,000.00
12/31/96      0.01273     0.00000        0.078     17.55      999.66
3/31/97       0.00000     0.00000        0.000     17.62    1,003.65



                   Performance Information Schedule

                            Total Return


Date of        Net        Cap.      Shares                     Returns
Distribution   Income     Gains.    Reinvested      NAV   Inception     1 Year

                        Harding Loevner Funds
                     Multi Asset Global Portfolio

11/1/96                                             10.00    1,000.00
12/31/96        0.02900   0.00000     0.280         10.35    1,037.90
3/31/97         0.00000   0.00000     0.000         10.44    1,046.93